                          DISCOVER CARD MASTER TRUST I

                      CREDIT CARD PASS-THROUGH CERTIFICATES

                                 TERMS AGREEMENT

                               Dated: May 21, 2002

To:      Discover Bank, as Seller under the Pooling and Servicing Agreement, as amended, dated as of October 1, 1993.

Re:      Underwriting Agreement dated January 15, 2002

Title:   Discover Card Master Trust I, Series 2002-3, Credit Card Pass-Through
Certificates, Class A and Class B.

Initial Principal Amount of Certificates:  $947,369,000

Series and Class Designation Schedule:     Discover Card Master Trust I, Series
2002-3 $900,000,000 Floating Rate Class A Credit Card Pass-Through Certificates.

Discover Card Master Trust I, Series 2002-3 $47,369,000 Floating Rate Class B Credit Card Pass-Through Certificates.

Series Cut-Off Date:  May 1, 2002

Certificate Rating:              Moody's Investors           Standard & Poor's
                                   Service, Inc.              Ratings Services
                                 -----------------           ------------------
Class A                                 Aaa                         AAA
Class B                                  A2                          A

Aggregate outstanding balance of Receivables as of May 1, 2002:
$33,830,400,732.66.

Date of Series Supplement:  May 29, 2002

Certificate Rate: Class A: One-month LIBOR plus 0.11% per annum; and Class B:
One-month LIBOR plus 0.41% per annum.

Terms of Sale: The purchase price for the Certificates to the Underwriters will be 99.775% of the aggregate principal amount of the Class A Certificates and 99.75% of the aggregate principal amount of the Class B Certificates as of May 29, 2002. The Underwriters will offer the Certificates to the public at a price equal to 100% of the aggregate principal amount of the Class A Certificates and 100% of the aggregate principal amount of the Class B Certificates.

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Time of Delivery: 9:00 A.M., Chicago, Illinois Time, on May 29, 2002, or at such other time as may be agreed upon in writing.

         Notwithstanding anything in the Agreement or in this Terms Agreement to the contrary, the Agreement and this Terms Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Series 2002-3 Certificates. This Terms Agreement may be amended only by written agreement of the parties hereto.

                                    Very truly yours,

                                    MORGAN STANLEY & CO. INCORPORATED
                                    As Representative of the
                                    Underwriters named in
                                    Schedule I hereto


                                    By: /s/ GAIL MCDONNELL
                                        ------------------
Accepted:

DISCOVER BANK


By: /s/ MICHAEL F. RICKERT
    ----------------------

                                   SCHEDULE I

                                  UNDERWRITERS

$900,000,000 Floating Rate Class A Credit Card Pass-Through Certificates, Series 2002-3

                                                               Principal Amount
                                                               -----------------
Morgan Stanley & Co. Incorporated                                $675,000,000
Deutsche Bank Securities Inc.                                    $108,000,000
Banc of America Securities LLC                                    $72,000,000
ABN AMRO Incorporated                                             $22,500,000
HSBC Securities (USA) Inc.                                        $22,500,000
Total                                                            $900,000,000


$47,369,000 Floating Rate Class B Credit Card Pass-Through Certificates, Series 2002-3

                                                               Principal Amount
                                                               ----------------
Morgan Stanley & Co. Incorporated                                 $35,526,750
Deutsche Bank Securities Inc.                                      $5,684,280
Banc of America Securities LLC                                     $3,789,520
ABN AMRO Incorporated                                              $1,184,225
HSBC Securities (USA) Inc.                                         $1,184,225
Total                                                             $47,369,000